                                                                 EXECUTION COPY
                                                                 --------------

* The confidential material contained herein has been omitted and filed separately wth the Commission.

                  COLLABORATIVE RESEARCH AND OPTION AGREEMENT

                               December 30, 1995

         THIS COLLABORATIVE RESEARCH AND OPTION AGREEMENT ("Agreement") is made as of the date first written above ("Effective Date") by and between Magainin Pharmaceuticals Inc., a Delaware corporation, having a place of business at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462 ("Magainin") and Genentech Inc., a Delaware corporation having a place of business at 1 DNA Way South San Francisco, California 94080 ("Genentech").

                                   RECITALS

        WHEREAS, Magainin has undertaken certain research efforts relating to the role of IL-9 in asthma, and

        WHEREAS, Genentech desires to conduct research to determine the role of IL-9 in reducing the symptoms of asthma, and

        WHEREAS, Genentech desires to receive from Magainin an exclusive option to negotiate a development and commercialization agreement, and

        WHEREAS, Magainin is interested in providing such an option to Genentech,

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

        1 DEFINITIONS

          1.1  "Compound" shall mean a protein that directly or indirectly
               ----------
inhibits the production, action or effect of IL-9.

          1.2  "Field" shall mean the prevention or treatment of human asthma
               -------
and bronchial hyperresponsiveness by the therapeutic use of a Compound.

          1.3  "Know-How" shall mean information, expertise and intellectual
               ----------
property that relates to Compound

          1.5  "Licensed Patent Rights" shall mean all current and future
               ------------------------
patents and patent applications throughout the world (including all extensions, substitutions, reissues, and reexaminations of the foregoing) having claims directed to any Compound in the Field (a) that Magainin owns (in whole or in part) or controls and has the right to license or sublicense or (b) that result from research performed under the Research Plan.

          1.6  "Reagents" shall mean reagents listed in Appendix B.
               ----------                               ----------

           1.7  "Research" shall mean research work of the Parties on Compound.
                ----------
           1.8  "Research Plan" shall mean the research plan attached to this
                ---------------
Agreement as Appendix A.

           1.9  "Research Term" shall mean the period of time commencing upon
                ---------------
the Effective Date and terminating on December 31, 1999, unless the affinity of Magainin's antibody is found to be worse than that specified in Research Plan, in which case, the Parties agree to mutually extend the Research Term.

           1.10 "Results" shall mean any and all materials, information,
                ---------
discoveries, ideas, Know-How, data and techniques that are made, created or reduced to practice in the course of, or as a result of, the Research.

           1.11 "Stock Purchase Agreement" shall mean the agreement attached as
                --------------------------
Appendix C.
----------
           1.12 "Third Party" shall mean any person other than a Party to this
                -------------
Agreement.

        2. RESEARCH

           2.1  Research Plan - During the Research Term, Magainin and
                -------------
Genentech shall jointly conduct Research pursuant to the Research Plan.

                Each of the Parties shall allocate sufficient resources, including, without limitation, personnel, equipment, supplies, reagents and facilities, to conduct Research as set forth in the Research Plan. Each Party shall be responsible for its own expenses and costs incurred under the Research Plan.

                Magainin shall provide to Genentech at no cost reasonable quantities of Reagents that may be requested from time to time under the Research Plan.

           2.2  Exclusive Research Relationship - During the Research Term,
                -------------------------------
neither Party may conduct research on Compound with any Third Party without the prior written consent of the other Party.

          2.3   Intellectual Property - All patents and patent applications that
                ---------------------
result from sole Genentech inventions under the Research Plan, shall be exclusively owned by Genentech. Any joint inventions shall be owned by the Parties jointly. All title and interest in any Results obtained by Genentech under the Research Plan will belong to Genentech, although Genentech shall provide Magainin free access to and use of Results. If for any reason the Parties do not enter into a research and development agreement as contemplated by Section 3.1 hereof, Genentech shall negotiate in good faith with Magainin to grant Magainin a license for any

Genentech intellectual property developed under the Research Plan either solely or jointly with Magainin.

        3. OPTION

           3.1  Option Grant - Magainin hereby grants to Genentech an exclusive
                ------------
option to enter into an agreement to develop and commercialize any and all Compounds in the Field, exercisable for one hundred twenty (120) days after the end of the Research Term. Such agreement shall include: (a) the grant by Magainin to Genentech of an exclusive worldwide sublicensable license (the "License") under Magainin's Licensed Patent Rights and Know-How to make, have made, use, sell, offer for sale and import Compound in the Field; (b) maximum aggregate payments by Genentech under such agreement for any signing fee, sponsored research and development, development and approval milestones, and all other payments of any form except royalties, shall not exceed $35.0 million, which may be paid in one or more of the following forms, a loan, equity investment pursuant to the terms of the Stock Purchase Agreement or cash; and
(c) a royalty of up to ()% of net sales of Compound in the Fields prior to     *
Third Party royalty offsets to be negotiated. The precise royalty to be agreed upon will depend on the relative intellectual property contribution (both Know-How and patents) of Magainin to the development and commercial exclusivity of a Compound in the Field. The Parties have discussed Genentech's standard deal structure of off balance sheet financing and back-end loaded deals weighted toward approval milestones. The Parties recognize that the final negotiated deal must be fair to both Parties consistent with the facts (e.g., scope of collaboration contemplated) and data (e.g., Research Plan results) available at the time of the negotiation and conform to the broad deal outline and structure noted above The Parties agree to negotiate in good faith the other terms of such development and commercialization agreement.


           Magainin shall notify Genentech of any serious negotiations with Third Parties involving small molecules, that directly or indirectly inhibits the production, action or effect of IL9 in the prevention or treatment of human asthma and bronchial hyperresponsiveness, and will negotiate in good faith with Genentech to enter into a collaboration in such area.

           3.2  Equity Purchase - Genentech shall make an equity investment in
                ---------------
Magainin as provided for in the Stock Purchase Agreement.

        4. LICENSES

           4.1  License Grant - During the Research Term, and only to the extent
                -------------
necessary to conduct its activities under the Research Plan,. Magainin grants to Genentech a license under Licensed Patent Rights and Know-How in the Field

                                         *  THE CONFIDENTIAL MATERIAL CONTAINED
                                            HEREIN HAS BEEN OMITTED AND HAS BEEN
                                            FILED SEPARATELY WITH THE COMMISSION

        5. FUTURE RIGHTS

           5.1 To the extent Magainin obtains rights to a Compound outside of the Field, and Genentech wishes to collaborate with Magainin, Magainin agrees to negotiate in good faith with Genentech to enter into a collaboration in such area.

        6. TERM AND TERMINATION

           6.1  Term - The Agreement shall commence upon the Effective Date and
                ----
shall expire at the end of the Research Term, unless extended by the written agreement of the Parties.

           6.2  Termination - Genentech may terminate this Agreement at any time
                -----------
during the Research Term upon thirty (30) days written notice to Magainin

                Upon the termination of the Agreement, all licenses granted to Genentech shall terminate.

        7. CONFIDENTIAL INFORMATION, PUBLICITY

           7.1  Requirement of Confidentiality -- This Agreement contemplates
                ------------------------------
the exchange of certain confidential and proprietary information by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") during the term of this Agreement (the "Confidential Information) and the development of certain confidential and proprietary information in the course of the collaboration by the Parties hereunder, including, without limitation, Know-How and Results (the "Research Information") (the Confidential Information and Research Information are collectively referred to hereinafter as the "Information"). With respect to the Information, each Party, shall:

                      (a) use such Information only for the purpose of performing its duties or exercising its rights under this Agreement and for no other purpose, subject to the terms and conditions of this Agreement;

                      (b) safeguard such Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature, but not less than a reasonable degree of care; and

                      (c) not disclose such Information to others (except to its employees, or consultants, who are bound to the Receiving Party by a like obligation of confidentiality and restriction on use) without the express written consent of the other Party.

           7.2  Confidential Information - The commitments set forth in Section
                ------------------------
7.1 shall be of five (5) years' duration from date of disclosure and shall not impose any obligation upon a Party with respect to any portion of the Information which such Patty can establish:

                (a) Was known to the Receiving Party prior to the receipt of the same directly or indirectly from the Disclosing Party; or

                (b) Is now, or becomes in the figure, public knowledge other than through acts or omissions of the Receiving Party; or

                (c) Is disclosed at any time to the Receiving Party by a Third Party that had a lawful right to disclose it; or

                (d) Is subsequently developed by either Party independent of the Information received hereunder; or

                (e) Has been or is subsequently disclosed by the Disclosing Party to any Third Party on a non-confidential basis.

          7.3  Publicity and News Releases -- Except as may be required by
               ---------------------------
applicable laws, rules or regulations, neither Party will originate any publicity, news release, or other public announcement, written or oral, whether to the public press or otherwise, relating to any amendment hereto or to performance hereunder or the existence of this Agreement or an arrangement between the Parties relating to this Agreement, without the prior written approval of the other Party. In the event disclosure is required by applicable law, rules or regulations, then the Party required to so disclose such information shall, to the extent possible, provide to the other Party for its approval (such approval not to be unreasonably withheld), a written copy of such public announcement at least five (5) business days prior to disclosure. Notwithstanding the foregoing, Magainin shall have the right to make a press release with respect to its entering into this Agreement. Magainin shall provide to Genentech a copy of the proposed press release no less than three (3) business days prior to its proposed release. The contents of such press release shall be subject to Genentech's consent, such consent not to be unreasonably withheld.

        8 MISCELLANEOUS

          8.1  Entire Agreement Amendment - This Agreement, together with the
               --------------------------
Stock Purchase Agreement attached hereto as Appendix C and the documents
                                            ----------
contemplated thereby, constitute the entire Agreement between the Parties relating to the subject matter hereof and supersede all previous writings and understandings whether oral or written, relating to such subject matter. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties that specifically refers to this Agreement.

          8.2  Notices -- Any notice or other communication required or
               -------
permitted under this Agreement shall be sent by certified mail or courier service, charges prepaid, or by facsimile transmission, to the address or facsimile number specified below:

               If to Magainin:

                      Magainin Pharmaceuticals Inc
                      5110 Campus Drive
                      Plymouth Meeting, PA 19462
                      Fax No: 610-941-5399
                      Attention: Corporate Secretary

               If to Genentech:

                      Genentech, Inc
                      1 DNA Way
                      South San Francisco, CA 94080
                      Fax No: 650-952-9881
                      Attention: Corporate Secretary

or to such other address or facsimile number as the person may specify in a notice duly given to the sender as provided herein. A notice will be deemed to have been given upon its deposit in the United States mail or with a courier service, or, in the case of facsimile transmission, upon machine confirmation that such transmission has been received.

           8.3 Headings and Reference -- All section headings contained in this
               ----------------------
Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Unless the context requires otherwise, all references in this Agreement to any section, exhibit or appendix shall be deemed and construed as reference to a section of, or an exhibit or appendix to, this Agreement, any such exhibits and appendices are hereby incorporated in this Agreement by such reference.

           8.4 Assignment and Binding Effect -- This Agreement and the licenses
               -----------------------------
herein granted shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto. Neither Party may assign any of its rights, or delegate any of its obligations, under this Agreement without the written consent of the other Party. Notwithstanding the foregoing, either Party may, without obtaining the consent of the other Party, assign this Agreement to any Affiliate or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates.

           8.5 Severability -- In the event that any provision of this
               ------------
Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect so long as such remaining portions do not materially change the intent of this Agreement or the right or obligations of the Parties hereunder. If any provision of this Agreement is in conflict with any applicable statute or law in any jurisdiction, then such provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the Parties will renegotiate the affected provisions of this Agreement to resolve any inequities. It is the intention of the Parties that, if any court or other tribunal construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and enforce such provision in its reduced form.

           8.6  No Conflicts -- Each Party represents and warrants to the other
                ------------
that it has the lawful right to enter into and perform its obligations under this Agreement, and that the terms of the Agreement do not conflict with any other obligations of such Party.

           8.7  Governing Law - This Agreement shall be governed in all respects
                -------------
by the laws of the State of New York applicable to contracts between New York residents entered into and to be performed entirely within the State of New York.

           8.8  Counterparts; Facsimile -- This Agreement may be executed in any
                -----------------------
number of counterparts and by facsimile, each of which may be executed by fewer than all of Parties hereto, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.


                           [signature page follows]

        IN WITNESS WHEREOF, the Parties, through their authorized officers, have duly executed this Agreement as of the date first written above.



MAGAININ PHARMACEUTICALS INC                 GENENTECH, INC.



By: /s/   Michael R. Dougherty               By: /s/   W. D. Young
   ---------------------------                  ------------------------------
   Name:  Michael R. Dougherty                  Name:  William D. Young
   Title: President and Chief                   Title: Chief Operating Officer
          Executive Officer

                                                                      APPENDIX A
                                                                      ----------


        Genentech Program to Evaluate the Role of IL-9 in Murine Asthma

***














                                       1


                                        *  THE CONFIDENTIAL MATERIAL CONTAINED
                                           HEREIN HAS BEEN OMITTED AND HAS BEEN
                                           FILED SEPARATELY WITH THE COMMISSION

                                                                      Appendix B



                             Reagent List 12-29-98
                             ---------------------

***


















                                        *  THE CONFIDENTIAL MATERIAL CONTAINED
                                           HEREIN HAS BEEN OMITTED AND HAS BEEN
                                           FILED SEPARATELY WITH THE COMMISSION

                                  APPENDIX C
                                  ----------
                   Stock Purchase Agreement between Magainin
       Pharmaceuticals Inc. and Genentech Inc., dated December 30, 1998





*This agreement is being filed separately as Exhibit 10.33 to the Registrant's Form 10-K405/A.